UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 30, 2007
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

8144 Walnut Hill Lane, Suite 800
Dallas, Texas	75231-4388
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-265-2550
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))

Item 8.01.     Other Events.
     On May 30, 2007, we issued a press release announcing that our indirectly wholly-owned subsidiary, MetroPCS Wireless, Inc. (“Wireless”), is planning to sell, subject to market and other conditions, up to $300 million aggregate principal amount of its 9 1/4% Senior Notes due 2014 (the “Notes”) in a private offering that is expected to close in June. The Notes will be issued pursuant to the existing indenture governing the $1.0 billion principal amount of 9 1/4% Senior Notes due 2014 issued by Wireless in November 2006. Wireless intends to use the net proceeds from this private offering for general corporate purposes, which could include financing participation in and acquisition of additional spectrum in the Federal Communications Commission’s upcoming 700 MHz auction.
     The Notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
     A copy of the press release is attached as Exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.
     (d)     Exhibits

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press release dated May 30, 2007 entitled “MetroPCS Communications, Inc. Announces Launch of $300 Million Senior Notes Offering.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: May 30, 2007	By:	/s/ J. Braxton Carter
J. Braxton Carter
Senior Vice President and CFO

Index to Exhibits

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press release dated May 30, 2007 entitled “MetroPCS Communications, Inc. Announces Launch of $300 Million Senior Notes Offering.”